UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 17, 2014

CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33492 (Commission File Number)	61-1512186 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 17, 2013, CVR Energy, Inc. (the “Company”) held its annual meeting of the stockholders of the Company. The stockholders of the Company voted on four proposals, consisting of (1) election of nine directors to the board of directors of the Company (the “Board”), (2) ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014, (3) approval by a non-binding advisory vote of the Company’s named executive officer compensation (referred to as “Say-on-Pay”), and (4) approval of the Company’s 2007 Long-Term Incentive Plan and awards granted thereunder to the Company’s President and Chief Executive Officer, in accordance with Section 162(m) of the Internal Revenue Code. For more information regarding the foregoing proposals, please see the Company’s Proxy Statement dated April 30, 2014, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

At the annual meeting of the stockholders of the Company, (1) all of the Board’s nominees for director were elected, (2) the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014 was ratified, (3) the stockholders approved, by a non-binding advisory vote, the Company’s named executive officer compensation (or “Say-on-Pay”), and (4) the stockholders approved the Company’s 2007 Long-Term Incentive Plan and awards granted thereunder to the Company’s President and Chief Executive Officer, in accordance with Section 162(m) of the Internal Revenue Code. The voting results for each of the proposals are summarized below.

Proposal 1 - Election of Directors

The nominees listed below were elected to the Board, with the respective votes set forth opposite of each nominee’s name:

Director	Votes For	Votes Withheld	Votes Abstain	Broker Non-Votes
Bob G. Alexander	79,535,914	90,872	0	3,091,458
SungHwan Cho	72,766,371	6,860,415	0	3,091,458
Carl C. Icahn	75,735,126	3,891,686	0	3,091,432
Courtney Mather*	75,022,463	0	0	3,091,458
John J. Lipinski	78,290,398	1,336,388	0	3,091,458
Samuel Merksamer	75,212,369	4,414,417	0	3,091,458
Stephen Mongillo	76,733,150	2,893,636	0	3,091,458
Andrew Roberto	75,442,742	4,184,044	0	3,091,458
James M. Strock	79,518,651	108,135	0	3,091,458

* Vincent J. Intrieri was originally included on the ballot. On May 19, 2014 (i) Mr. Intrieri resigned from the Board, (ii) Courtney Mather was appointed to the Board, and (iii) the Board nominated Mr. Mather to stand for election at the annual meeting in place of Mr. Intrieri. The proxyholders exercised discretionary voting authority to vote all of the shares for which they received proxies for the election of Mr. Mather.

Proposal 2 - Ratify the Audit Committee’s Selection of Grant Thornton

The appointment by the Company’s Audit Committee of Grant Thornton LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014 was ratified by the following vote:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
82,608,129	79,825	30,263	27

Proposal 3 - Non-Binding, Advisory Vote on Named Executive Officer Compensation (Say-on-Pay)

The stockholders approved, by a non-binding advisory vote, the Company’s named executive officer compensation (or “Say-on-Pay”) by the following vote:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
79,208,373	219,171	199,238	3,091,462

Proposal 4 - Approval of 2007 Long-Term Incentive Plan and Awards Thereunder to President and CEO

The stockholders approved Company’s 2007 Long-Term Incentive Plan and awards granted thereunder to the Company’s President and Chief Executive Officer, in accordance with Section 162(m) of the Internal Revenue Code by the following vote:

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
77,690,892	1,900,965	34,925	3,091,462

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 23, 2014

CVR Energy, Inc.

By:	/s/ Edmund S. Gross
Edmund S. Gross,
Senior Vice President, General Counsel and Secretary